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                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 12, 1999, relating to the financial statements of MarketWatch.com, Inc., and June 15, 1998, relating to the financial statements of the DBC Online/News Business, a division of Data Broadcasting Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
August 6, 1999